EXHIBIT 10.1



                   LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P.
                        335 North Maple Drive, Suite 240
                             Beverly Hills, CA 90210






                                February 24, 2005




James Rudis
President and Chief Executive Officer
Overhill Farms, Inc.
2727 East Vernon Avenue
Vernon, CA  90058

                  Re:      Overhill Farms, Inc. 2005 Stock Plan
                           ------------------------------------
Dear Mr. Rudis:

         Reference is made to that certain Second Amended and Restated Securities Purchase Agreement dated as of April 16, 2003, as amended by a First Amendment to Second Amended and Restated Securities Purchase Agreement dated as of May 16, 2003, a Second Amendment to Second Amended and Restated Securities Purchase Agreement dated as of June 19, 2003, a Third Amendment to Second Amended and Restated Securities Purchase Agreement dated as of October 31, 2003 and a Fourth Amendment to Second Amended and Restated Securities Purchase Agreement dated as of October 6, 2004 (but effective as of September 26, 2004) (as so amended and as further amended from time to time, the "SECURITIES PURCHASE AGREEMENT"), by and among Overhill Farms, Inc., a Nevada corporation (the "COMPANY"), the entities from time to time parties thereto as Guarantors and Levine Leichtman Capital Partners II, L.P. (the "PURCHASER"). Unless otherwise indicated, all capitalized terms used and not defined herein have the meanings ascribed to them in the Securities Purchase Agreement.

         Reference is further made to that certain Amended and Restated Investor Rights Agreement dated as of October 29, 2002, as amended by an Amendment to Amended and Restated Investor Rights Agreement dated as of April 16, 2003, and a Second Amendment to Amended and Restated Investor Rights Agreement dated as of October 31, 2003 (as so amended and as further amended from time to time, the "INVESTOR RIGHTS AGREEMENT"), among the Company, James Rudis, an individual, and the Purchaser.

James Rudis
Overhill Farms, Inc.
As of February 24, 2005


         The Company has advised the Purchaser that the Company's Board of Directors has adopted and approved a new stock plan entitled the Overhill Farms, Inc. 2005 Stock Plan, substantially in the form attached as EXHIBIT A hereto (the "2005 PLAN"), subject to receipt of various required approvals (including the consent of the Purchaser). Section 5.2 of the Investor Rights Agreement provides in relevant part that the Company may not adopt or approve any stock option plan, agreement or arrangement without the prior affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Capital Stock of the Company, including the prior affirmative vote or written consent of the Purchaser. The Company has requested that the Purchaser furnish its written consent to the adoption and approval of the 2005 Plan in the form attached as EXHIBIT B hereto (the "2005 PLAN CONSENT").

         This letter agreement memorializes the parties' understanding and agreement regarding the Purchaser's agreement to deliver the 2005 Plan Consent to the Company and, in exchange therefor, the Company's offer and agreement to issue the Anti-Dilution Shares (as defined below) to the Purchaser as provided below.

         Concurrently herewith, and as requested by the Company, the Purchaser is delivering the 2005 Plan Consent to the Company, duly executed on behalf of the Purchaser. In exchange for the delivery of the 2005 Plan Consent by the Purchaser, the Company hereby covenants and agrees as follows:

         1. The Company has granted (subject to receipt of various approvals (including the consent of the Purchaser)) Options (as defined in the 2005 Plan), and may grant additional Options and Stock Purchase Rights (as defined in the 2005 Plan), under the 2005 Plan (collectively, "PLAN AWARDS"), subject to Paragraphs 2 and 3 below, up to an amount representing, in the aggregate, 550,000 shares of Common Stock (the "MAXIMUM NUMBER OF SHARES"), PROVIDED that of the Maximum Number of Shares, Plan Awards for (a) not less than 50,000 shares must be granted at a price (whether an exercise price for Options or a purchase price for Stock Purchase Rights) (a "Price") of not less than $1.50 per share,
(b) not less than 50,000 shares must be granted at a Price of not less than $2.00 per share, (c) not less than 50,000 shares must be granted at a Price of not less than $2.50 per share and (d) the remaining shares must be granted at a Price of not less than the fair market value per share at the time of grant. In no event shall any Plan Awards be granted at a Price that is below the fair market value per share of Common Stock at the time of grant. The Company acknowledges and agrees that the 2005 Plan, the Options previously granted by the Company's Board of Directors under the 2005 Plan and any other Plan Awards granted in the future under the 2005 Plan, are not and will not be effective unless and until, among other things, the Company obtains the approval of its stockholders for adoption of the 2005 Plan in accordance with the rules of the AMEX and other Applicable Laws.

         2. If the Company decides to seek such approval of its stockholders for the adoption of the 2005 Plan, then, in consideration for the 2005 Plan Consent and to compensate the Purchaser for the dilutive effect of the Plan Awards, the Company shall, subject to the provisions of this Paragraph 2, issue and deliver to the Purchaser 83,641 fully paid and non-assessable shares of Common Stock (the "ANTI-DILUTION SHARES") in accordance with this Paragraph 2 and subject to the other terms of this letter agreement.

James Rudis
Overhill Farms, Inc.
As of February 24, 2005


                  (a) The Company shall file with the AMEX, in accordance with the applicable rules of the AMEX, an application for the listing (the "LISTING APPLICATION") of (i) the maximum number of shares of Common Stock issuable under the 2005 Plan and (ii) the Anti-Dilution Shares.

                  (b) If, with respect to the Anti-Dilution Shares, the AMEX conditions its approval of the Listing Application on the Company obtaining the approval of its stockholders to the issuance of the Anti-Dilution Shares to the Purchaser, then the Company shall (i) include in any proxy or information statement filed with the SEC in connection with stockholder approval of the 2005 Plan a proposal to issue the Anti-Dilution Shares to the Purchaser, (ii) through its Board of Directors, recommend to its stockholders approval of the issuance of the Anti-Dilution Shares to the Purchaser, (iii) use its best efforts to solicit and obtain such approval by its stockholders after such proxy or information statement has been distributed to stockholders,
         (iv) not withdraw or modify, or propose to withdraw or modify, such recommendation (unless the Company decides to withdraw the 2005 Plan from stockholder consideration) and (v) ensure that all proxies or consents solicited in connection with stockholder approval are solicited in compliance with all Applicable Laws.

                  (c) Without limiting the generality of clause (b) above, in connection with any proxy or information statement filed with the SEC in connection with stockholder approval, the Company shall use its best efforts to respond to any comments of the SEC. The Company and its counsel shall notify the Purchaser within one (1) Business Day of receipt of any comments from the SEC and of any request by the SEC for any amendments or supplements to such proxy or information statement or for additional information and will supply the Purchaser with copies of all correspondence between the Company and any of its representatives, on the one hand, and the SEC, on the other. The Company shall give the Purchaser an opportunity to comment on any correspondence with the SEC and shall not transmit any such material to which the Purchaser reasonably objects. If at any time prior to the meeting of stockholders there shall occur any event that should be set forth in an amendment or supplement to such proxy or information statement, the Company shall promptly prepare such amendment or supplement and after obtaining the consent of the Purchaser to such amendment or supplement, shall promptly transmit such amendment or supplement to the Company's stockholders.

                  (d) On the Business Day immediately following the date upon which the AMEX shall have approved the Listing Application with respect to the issuance of the Anti-Dilution Shares and the maximum number of shares of Common Stock issuable under the 2005 Plan, the Company shall instruct its transfer agent to issue and deliver to the Purchaser, via overnight delivery service, an original stock certificate, registered in the name of the Purchaser, representing the Anti-Dilution Shares.

James Rudis
Overhill Farms, Inc.
As of February 24, 2005


         3. The Company acknowledges and agrees that the Company has not granted, and may not grant, any Plan Awards other than Options, and no such Options shall vest or otherwise become exercisable under any circumstances, unless the Purchaser shall have received the Anti-Dilution Shares. The parties agree that if the Purchaser shall have actually received the Anti-Dilution Shares pursuant to Section 2(d) above, then Options outstanding as of the date of AMEX approval of the Listing Application shall be permitted to vest and become exercisable as of (but not earlier than) the date of AMEX approval of the Listing Application or thereafter, all in accordance with their respective terms.

         4. The Company acknowledges and agrees that the Anti-Dilution Shares constitute "Registrable Securities" for purposes of the Registration Rights Agreement.

         5. In addition, simultaneously with the issuance of the Anti-Dilution Shares to the Purchaser, the Company shall cause Rutan & Tucker LLP and/or Kummer Kaempfer Bonner & Renshaw, in each case special counsel to the Company (or such other counsel as may be reasonably acceptable to the Purchaser), to deliver to the Purchaser a legal opinion letter, in form and substance satisfactory to the Purchaser, dated as of such date and addressed to the Purchaser, to the effect that (and the Company shall also represent and warrant in writing at such time that):

                  (a) This letter agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms;

                  (b) All corporate action necessary to be taken by the Company in connection with the issuance of the Anti-Dilution Shares to the Purchaser as provided herein have been duly and validly taken;

                  (c) The Anti-Dilution Shares have been duly authorized and validly issued and are fully paid and non-assessable, free and clear of any liens, claims or encumbrances imposed under Nevada law (PROVIDED that, for purposes of the Company's representations and warranties, the Company shall also represent that the Anti-Dilution Shares are free and clear of any Liens, claims or encumbrances other than restrictions under applicable securities laws and those, if any, created by the Purchaser);

                  (d) The offer, issuance and sale of the Anti-Dilution Shares is exempt from the registration requirements of Section 5 of the Securities Act and any registration or qualification requirements of applicable California or Nevada state securities or "blue sky" laws; and

                  (e) No Consent of any Governmental Authority (including the
         AMEX) or other Person is required to be obtained or made in connection with the issuance of the Anti-Dilution Shares other than those that have been obtained or made.

         In order to induce the Purchaser to deliver the 2005 Plan Consent, the Company hereby represents and warrants to the Purchaser that (i) the Board of Directors of the Company has duly authorized and approved this letter agreement

James Rudis
Overhill Farms, Inc.
As of February 24, 2005


and the issuance of the Anti-Dilution Shares, (ii) this letter agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, and (iii) no Default or Event of Default has occurred and is continuing as of the date hereof.

         In consideration for the Company's covenants and agreements made herein, the Purchaser hereby covenants and agrees as follows:

         A. The issuance of the Anti-Dilution Shares will not have been registered under the Securities Act at the time of issuance and will be "restricted securities" for purposes thereof, including Rule 144 thereunder, and appropriately legended. At the time of issuance of the Anti-Dilution Shares, the Purchaser will execute and deliver to the Company an investment representation statement in customary form and content and containing representations that the Purchaser has made before in respect of similar issuances of securities.

         B. This letter constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

         C. The Purchaser shall, if permitted to do so, vote all shares of the Company's voting capital stock held by it in favor of approval of the 2005 Plan and the issuance of the Anti-Dilution Shares at the meeting of stockholders held for such purpose.

         D. If the Company's stockholders do not approve the 2005 Plan or if AMEX does not approve the Listing Application covering the maximum number of shares of Common Stock under the 2005 Plan and the Anti-Dilution Shares, such that none of the Options (or any other Plan Awards) granted thereunder vests or otherwise becomes exercisable, then the Purchaser shall not be entitled to receive the Anti-Dilution Shares. If the Company's stockholders approve the 2005 Plan but do not approve the issuance of the Anti-Dilution Shares, or if the AMEX approves the Listing Application solely with respect to the shares of Common Stock issuable under the 2005 Plan and not the Anti-Dilution Shares, then none of the Options (or any other Plan Awards) granted thereunder shall vest or otherwise become exercisable.

         Furthermore, pursuant to the Securities Purchase Agreement, the Purchaser requests that the Company reimburse the Purchaser for all fees and expenses incurred by or on behalf of the Purchaser that remain unpaid, including an estimate of the fees and expenses incurred in connection with this letter agreement, in the amount of $7,500. This letter agreement shall not be effective unless and until the Purchaser receives payment of such reimbursement amount.

         This letter agreement constitutes an Investment Document.

James Rudis
Overhill Farms, Inc.
As of February 24, 2005


         Please acknowledge your agreement with the foregoing by signing this letter agreement in the space indicated below and returning a signed copy to us as soon as possible.

                                         Sincerely yours,

                                         /s/ Steven E. Hartman

                                         Steven E. Hartman
                                         Vice President
                                         Levine Leichtman Capital Partners, Inc.



ACKNOWLEDGED AND AGREED:
-----------------------

OVERHILL FARMS, INC., a Nevada
corporation


By:      /s/ James Rudis
         -------------------------------------
         James Rudis
         President and Chief Executive Officer



cc:      Gregg A. Amber, Esq.
         Cristy Parker, Esq.
         Mitchell S. Cohen, Esq.
         Albert B. Greco, Jr., Esq.

                                    EXHIBIT A

                             Form of 2005 Stock Plan
                             -----------------------


(A copy of the 2005 Stock Plan that was filed as Exhibit 10.1 to the Company's Form 8-K for February 1, 2005 is attached as Exhibit A to the original copy of this agreement.)

                                    EXHIBIT B

                                     Form of
                                2005 Plan Consent
                                -----------------


                     CONSENT TO ADOPTION OF 2005 STOCK PLAN


         Pursuant to Section 5.2 of the Amended and Restated Investor Rights Agreement dated as of October 29, 2002, as amended by an Amendment to Amended and Restated Investor Rights Agreement dated as of April 16, 2003, and a Second Amendment to Amended and Restated Investor Rights Agreement dated as of October 31, 2003, among Overhill Farms, Inc., a Nevada corporation (the "CORPORATION"), James Rudis, an individual, and the undersigned, the undersigned hereby consents, effective as of February 1, 2005, to the adoption and approval by the Corporation of the 2005 Stock Plan of the Corporation, in the form attached as EXHIBIT A hereto, providing for the grant of options and other awards to Eligible Persons (as defined therein) to acquire up to 550,000 shares of the Corporation's Common Stock, subject to the terms and conditions set forth therein and in that certain letter agreement dated February 24, 2005, between the Corporation and the undersigned.


                                LEVINE LEICHTMAN CAPITAL
                                PARTNERS II, L.P., a California
                                limited partnership

                                By:   LLCP California Equity Partners II,
                                      L.P., a California limited partnership,
                                      its General Partner

                                         By:   Levine Leichtman Capital
                                               Partners, Inc., its General
                                               Partner

                                               By:
                                                   -----------------------------
                                                   Steven E. Hartman
                                                   Vice President